                                                                     EXHIBIT 5.1


                               September 26, 2003







Business Objects S.A.
157-159 rue Anatole France
92300 Levallois-Perret
France

      Re:   Business Objects S.A.
            Registration Statement on Form S-8

Ladies and Gentlemen,

            This opinion is being furnished to you in connection with the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of up to 100,000 shares of Business Objects S.A. (the "Company") nominal value 0.10 euro each (the "Shares") issuable under the Company's plan d'epargne d'entreprise, as amended (the "Savings Plan").

            Members of this firm are registered as avocats a la Cour d'appel de Paris, and we do not express any opinion herein as to the laws of any other jurisdiction (or as to the effect of the laws of any such other jurisdiction on the opinion herein stated) other than the laws of the French Republic to the extent specifically referred to herein.

            In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following documents:

(i) the registration statement on Form S-8 of the Company (the "Registration Statement") with respect to the registration of the Shares under the Securities Act, as filed with the U.S. Securities and Exchange Commission (the "Commission");

(ii) the seventeenth resolution of the extraordinary general meeting of the shareholders of the Company, dated as of May 15, 2003, authorizing the board of directors, or its Chairman if the board so decides, to issue up to 100,000 Shares under the Savings Plan and waiving the preferential subscription rights of the shareholders in relation thereto;

(iii) the report of the statutory auditors of the Company, dated April 17, 2003, related to the issuance of the Shares without preferential subscription rights (rapport des commissaires aux comptes sur l'augmentation de capital avec suppression du droit preferentiel de souscription reservee aux salaries adherents d'un plan d'epargne d'entreprise);

(iv) the sixth resolution of the meeting of the board of directors of the Company, dated as of May 15, 2003, setting forth the terms and conditions of the issuance of the Shares;

(v) the decision of the Chairman of the board of directors, dated as of June 16, 2003, related to the determination of the subscription period and the subscription price of the Shares; and

(vi) the by-laws (statuts) of the Company, certified to be true and correct as of the date hereof (the "By-laws").

            We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements and documents of the Company and other persons, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

            In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of corporate resolutions and decisions, we have assumed that those resolutions and decisions were taken in compliance with the mandatory procedural rules of Chapter II (dispositions imperatives du Livre II) of the French Code de commerce. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral and written statements and representations of officers and other representatives of the Company and others and of public officials.

            Based upon and subject to the foregoing, we are of the opinion that any Shares to be issued pursuant to the seventeenth resolution of the extraordinary general meeting of the shareholders of the Company held on May 15, 2003 have been duly authorized and, provided that such Shares are issued and paid for in accordance with the provisions of the aforementioned resolution, the sixth resolution of the meeting of the board of directors of the Company held on May 15, 2003, the decision of the Chairman of the board of directors, dated as of June 16, 2003, the By-laws and the then applicable law, will be validly issued and fully paid.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                        Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP

                                                              September 26, 2003







Business Objects S.A.
157-159 rue Anatole France
92300 Levallois-Perret
France

            Re:   Business Objects S.A.

                  Registration Statement on Form S-8


Ladies and Gentlemen,

            This opinion is being furnished to you in connection with the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of up to 300,000 shares of Business Objects S.A. (the "Company") nominal value 0.10 euro each (the "Shares") issuable under the Company's 1995 International Employee Stock Purchase Plan, as amended (the "1995 Plan").

            Members of this firm are registered as avocats a la Cour d'appel de Paris, and we do not express any opinion herein as to the laws of any other jurisdiction (or as to the effect of the laws of any such other jurisdiction on the opinion herein stated) other than the laws of the French Republic to the extent specifically referred to herein.

            In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following documents:

(i) the registration statement on Form S-8 of the Company (the "Registration Statement") with respect to the registration of the Shares under the Securities Act, as filed with the U.S. Securities and Exchange Commission (the "Commission");

(ii) the nineteenth resolution of the extraordinary general meeting of the shareholders of the Company, dated as of May 15, 2003, authorizing the board of directors, or its Chairman if the board so decides, to issue up to 300,000 Shares under the 1995 Plan and waiving the preferential subscription rights of the shareholders in relation thereto;

(iii) the report of the statutory auditors of the Company, dated May 13, 2003, related to the issuance of the Shares without preferential subscription rights (rapport des Commissaires aux comptes sur l'augmentation de capital reservee dans le cadre du 1995 International Employee Stock Purchase
      Plan); and

(iv) a copy of the by-laws (statuts) of the Company, certified to be true and correct as of the date hereof (the "By-laws").

            We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements and documents of the Company and other persons, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

            In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of corporate resolutions, we have assumed that those resolutions were taken in compliance with the mandatory procedural rules of Chapter II (dispositions imperatives du Livre II) of the French Code de commerce. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral and written statements and representations of officers and other representatives of the Company and others and of public officials.

            Based upon and subject to the foregoing, we are of the opinion that any Shares to be issued pursuant to the nineteenth resolution of the extraordinary general meeting of the shareholders of the Company held on May 15, 2003 have been duly authorized and, provided that such Shares are issued and paid for in accordance with the provisions of the aforementioned resolution, the By-laws and the then applicable law, will be validly issued and fully paid.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                        Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP

                                                              September 26, 2003







Business Objects S.A.
157-159 rue Anatole France
92300 Levallois-Perret
France
Re:   Business Objects S.A.
      Registration Statement on Form S-8


Ladies and Gentlemen,

            This opinion is being furnished to you in connection with the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of up to 3,212,729 shares of Business Objects S.A. (the "Company") nominal value 0.10 euro each issuable under the Company's 2001 stock option plan (the "2001 Plan").

            Members of this firm are registered as avocats a la Cour d'appel de Paris, and we do not express any opinion herein as to the laws of any other jurisdiction (or as to the effect of the laws of any such other jurisdiction on the opinion herein stated) other than the laws of the French Republic to the extent specifically referred to herein.

            In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following documents:

(i) the registration statement on Form S-8 of the Company (the "Registration Statement") with respect to the registration of the Shares (as defined below) under the Securities Act, as filed with the U.S. Securities and Exchange Commission (the "Commission");

(ii) the third resolution of the extraordinary general meeting of the shareholders of the Company, dated as of February 6, 2001, (a) approving the 2001 Plan, (b) authorizing the board of directors to grant stock options under the 2001 Plan giving the right to subscribe or purchase up to 3,450,000 shares of the Company (after giving effect to the adjustment made in order to reflect the capitalization of reserves and the distribution of free shares of the Company to its shareholders in March 2001), and (c) authorizing the board of directors to increase each year and within certain limits the maximum number of Company shares that can be subscribed for or purchased under the 2001 Plan;

(iii) the special report of the statutory auditors of the Company, dated December 22, 2000, related to the determination of the purchase price of the Company shares that can be issued or sold under the 2001 Plan (rapport des Commissaires aux comptes sur l'ouverture d'options de souscription d'actions au benefice des membres du personnel salarie);

(iv) the resolution of the meeting of the board of directors of the Company, dated as of August 26, 2003, deciding to increase the maximum number of Company shares which can be subscribed for or purchased under the 2001 Plan by 3,212,729 shares (the "Shares"); and

(v) a copy of the by-laws (statuts) of the Company, certified to be true and correct as of the date hereof (the "By-laws").

            We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements and documents of the Company and other persons, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

            In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of shareholder and board resolutions, we have assumed that those resolutions were taken in compliance with the mandatory procedural rules of Chapter II (dispositions imperatives du Livre II) of the French Code de commerce. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral and written statements and representations of officers and other representatives of the Company and others and of public officials.

            Based upon and subject to the foregoing, we are of the opinion that any Shares to be issued pursuant to the exercise of stock options granted under the 2001 Plan have been duly authorized and, provided that such Shares are issued and paid for in accordance with the provisions of the third resolution of the extraordinary general meeting of the shareholders of the Company held on February 6, 2001, the resolution of the meeting of the board of directors held on August 26, 2003, the By-laws and the then applicable law, will be validly issued and fully paid.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                        Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP